Exhibit 5.1

July 1, 2004

iVillage Inc.
500 Seventh Avenue
New York, NY 10018

Re: iVillage Inc. Registration Statement on Form S-3, Registration No. 333-114474

Ladies and Gentlemen:

We are counsel to iVillage Inc., a Delaware corporation (the “Company”). We have acted as counsel to the Company with respect to the preparation and filing of a Registration Statement on Form S-3, Registration No. 333-114474 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement was declared effective by the Commission on April 28, 2004, and in connection with the public offering of 1,650,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), as follows:

•	1,131,058 shares of Common Stock offered by the Company; and

•	518,942 shares of Common Stock offered by certain existing holders of Common Stock (the “Selling Stockholders”).

Prospectus supplements in connection with the issuance and sale of the Shares were filed by the Company with the Commission in accordance with Rule 424(b)(3) under the Securities Act on June 17, 2004, and June 30, 2004 (the “Prospectus Supplements”).

We have examined the Registration Statement, the Prospectus Supplements and such instruments, documents and records that we deemed relevant and necessary for the basis of this opinion, and we have also examined and relied on representations, statements or certificates of public officials and officers and representatives of the Company. In this examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies and (c) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on this examination, we are of the opinion that the Shares, when issued and sold as described in the Registration Statement and the Prospectus Supplements, will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Company’s current report on Form 8-K and any amendment thereto, and to the reference to our firm in the Prospectus Supplements under the heading “Legal Matters.” In giving this consent, we do not admit that we are “experts” within the meaning of that term as used in the Securities Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or the Prospectus Supplements, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Orrick, Herrington & Sutcliffe LLP